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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Event Requiring Report: August 14, 2002


                               SURFORAMA.COM, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



        Nevada               000-33165               98-0233878
        ------               ---------               ----------
  (State of Incorporation)   (Commission             (IRS Employer
                              File  Number)          Identification  #)



            Suite 700, 555 West Hastings, Vancouver, British Columbia,
                                  Canada V6B 4N5
            ----------------------------------------------------------
                    (Address of Principal Executive Offices)

    105 - 1010 West 42nd Avenue, Vancouver, British Columbia, Canada V6M 2A8
    ------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                 (604) 727-8402
                    ----------------------------------------
              (Registrant's telephone number, including area code)


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ITEM  2     ACQUISITION  OR  DISPOSITION  OF  ASSETS

On May 22, 2002, we reported on a Form 8-K filed with the Securities and Exchange Commission that on May 21, 2002 we obtained one hundred percent (100%) of the issued and outstanding capital stock of Loop Communications Inc.
("Loop"), a company incorporated under the laws of Canada, pursuant to an Acquisition Agreement. The Acquisition Agreement was also filed with the Form 8-K.

Due to Loop failing to fully comply with a provision of the Acquisition Agreement that survived closing, on July 17, 2002, the parties mutually agreed to set aside the acquisition pending compliance within a 90 day period.

Subsequently, the parties have determined that Loop was unlikely to be able to comply within this time frame and so mutually agreed to terminate the Acquisition Agreement in all respects in an agreement to terminate the Acquisition Agreement.

ITEM  7     EXHIBITS

Exhibit  No.         Description
------------         -----------

10.1 Termination of Acquisition Agreement dated August 14, 2002, by and between Surforama and Loop Communications Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SURFORAMA.COM,  INC.


                                         By:
Date:  August  15,  2002                 /s/ Edward  Yau
                                         _______________________
                                         Edward  Yau
                                         President


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